Exhibit 5.2

Ryder System, Inc.

11690 NW 105th Street

Miami, Florida 33178-1103

Ladies and Gentlemen:

I have acted as counsel to Ryder System, Inc., a Florida corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) debt securities representing unsecured obligations of the Company (the “Debt Securities”) to be issued pursuant to the Indenture, dated October 3, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee to J.P. Morgan Trust Company, National Association, as may be supplemented from time to time (the “Indenture”); (ii) shares of common stock of the Company, par value $0.50 per share (“Common Stock”); (iii) shares of preferred stock of the Company (“Preferred Securities”), (iv) fractional interests in the Preferred Securities represented by depositary shares (“Depositary Shares”), (v) warrants to purchase the Debt Securities, Common Stock, Preferred Securities or Depositary Shares (“Warrants”); (vi) contracts to purchase Common Stock (“Stock Purchase Contracts”), (vii) units consisting of a Stock Purchase Contract and the related Debt Securities, Preferred Securities, U.S. treasury security or other U.S. government or agency obligation (“Stock Purchase Units,” together with the Debt Securities, Common Stock, Preferred Securities, Depositary Shares, Warrants and Stock Purchase Contracts, the “Securities”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In such capacity, I have examined such documents, including (i) the Registration Statement, (ii) the Indenture, (iii) the Company’s Restated Articles of Incorporation, as amended, (iv) the Company’s By-laws, as amended, (v) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities, and (vi) related matters as I have considered necessary and appropriate for the purposes of the opinions set forth below. In addition, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. Based upon and subject to the foregoing, and assuming that at or prior to the time of the delivery of the Securities: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive selling agency, purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Securities issuable upon conversion, exchange, or exercise of any of the Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, I am of the opinion that:

1.

The Company is validly existing as a corporation under the laws of the State of Florida and has the corporate power to execute and deliver the Debt Securities and to perform its obligations thereunder.

2.

When, as and if a series of Debt Securities has been duly authorized by appropriate corporate action, executed, authenticated (as specified in the Indenture), and delivered against payment to the Company of the purchase price of such series of Debt Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable terms of such series of Debt Securities have been duly authorized and established in accordance with the Indenture and the applicable definitive selling agency, underwriting, purchase or other agreement, then, subject to the final terms of the Debt Securities being in compliance with then applicable law, such series of Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

3.

When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting agreement, purchase or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.

When, as and if further action by the Board of Directors of the Company, or a duly authorized committee thereof, establishing the designation of, and certain other particular terms of, the Preferred Securities of any series and approving the Articles of Amendment relating to such series, has been taken, such Articles of Amendment have been duly filed with the Secretary of the State of Florida, and the Preferred Securities have been duly authorized, issued and delivered against payment to the Company of the purchase price of such shares of Preferred Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting agreement, purchase or other agreement, such shares of Preferred Securities will be validly issued, fully paid and non-assessable.

5.

When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting, purchase or other agreement, and the Preferred Securities underlying the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the related depositary agreement.

6.

When, as, and if Warrants have been duly authorized by appropriate corporate action, and the related warrant agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Warrants, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting, purchase or other agreement, and the Debt Securities, Common Stock, Preferred Securities or Depositary Shares underlying the Warrants have been duly authorized and validly issued and are fully paid and non-assessable, such Warrants will constitute valid and binding obligations of the Company.

7.

When, as, and if Stock Purchase Contracts have been duly authorized by appropriate corporate action, and the applicable stock purchase contract agreement and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Contracts, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting, purchase or other agreement, and when the Common Stock or Preferred Securities underlying the Stock Purchase Contracts have been duly authorized and validly issued and are fully paid and non-assessable, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

8.

When, as and if Stock Purchase Units have been duly authorized by appropriate corporate action and duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Units, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable definitive underwriting, purchase or other agreement, and when the underlying Debt Securities, Common Stock or Preferred Securities comprising the Stock Purchase Units have been duly authorized and validly issued and are fully paid and non-assessable, such Stock Purchase Units will constitute valid and binding obligations of the Company.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

The opinions set forth herein are based in part upon Federal and Florida laws as they are currently compiled and reported on by customary reporting services. It is possible that provisions affecting the opinions expressed herein might have been enacted but not reflected in such reporting services. I am not currently aware of the passage of any such provisions. However, it is not possible to know with certainty as of the date of this letter whether any such provisions may have been passed into law.

In this opinion I express no opinion as to laws other than the laws of the State of Florida and the Federal laws of the United States of America.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to my name under the caption “Validity of the Securities” in the prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely yours,

/s/ David M. Beilin

David M. Beilin

Associate General Counsel

Ryder System, Inc.